UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2018

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2018 Level Brands, Inc. entered into a License Agreement with Boston Therapeutics, Inc. (OTCQB: BTHE), an innovator in the design, development and commercialization of novel therapeutics for diabetes and related complications. Under the terms of the License Agreement we granted Boston Therapeutics a non-exclusive, non-transferrable license to use the kathy ireland Health & Wellness™ trademark in the marketing, development, manufacture, sale and distribution of the Sugardown® product domestically and internationally. The initial term of the License Agreement is seven years, with an automatic two year extension unless either party notifies the other of non-renewal at least 90 days prior to the end of the then current term. We have agreed to use our commercially reasonable efforts to perform certain promotional obligations, including: (i) producing four branded videos to promote the Licensed product and/or Boston Therapeutics, Inc.; (ii) creation of an electronic press kit; (iii) making our media and marketing teams available for use in creating the video content for which we will be separately compensated; and (iv) curate social media posts in multiple social media channels.

As compensation, we will receive:

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amarketing fee of $850,000, for development of video content and an electronic press kit which will be used ongoing to support product marketing. This fee is paid with a promissory note of $450,000 and a number of shares of stock of Boston Therapeutics valued at $400,000, based on the trading price on the effective date;
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Quarterly fees for the first two years of up to $100,000 and issuance of 100,000 shares each quarter, based on sales volumes. Boston Therapeutics has the right to make all the stock payments in cash;
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a royalty of 5% of the gross licensed marks sales up to $10,000,000, 7.5% royalty on sales from $10,000,000 to $50,000,0000 and 10% on sales over $50,000,000, payable monthly.

Boston Therapeutics has indemnified us for any claims by third parties related to the design, manufacture, sale, purchase, use, advertising, marketing and/or distribution of the branded products. The License Agreement may be terminated by either party upon 30 days’ notice in the event of material breach of the agreement. In the event of such termination, all amounts due us under the License Agreement become immediately due and payable.

The foregoing description of the terms and conditions of the License Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.73 to this report.

Item 7.01. Regulation FD Disclosure.

On June 27, 2018, Level Brands, Inc. issued a press release announcing the License Agreement with Boston Therapeutics, Inc. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Level Brands, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

10.73	License Agreement dated June 26, 2018 by and between Level Brands, Inc. and Boston Therapeutics, Inc. *
99.1	Press release dated June 27, 2018 *

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: June 27, 2018	By:	/s/ Mark Elliott
Mark Elliott
Chief Financial Officer and Chief Operating Officer